UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 3, 2008

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50499	01-0616769
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095
(Address of Principal Executive Offices) (Zip Code)

(949) 579-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

-more-

Item 2.02  Results of Operations and Financial Condition

The press release of Mindspeed Technologies, Inc. (the “Company”) dated April 8, 2008, announcing certain financial data for its fiscal second quarter ended March 28, 2008, is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On April 3, 2008, Simon Biddiscombe, the Company’s Senior Vice President, Chief Financial Officer, Secretary and Treasurer, resigned from his positions with the Company, effective as of April 21, 2008, to become the chief financial officer of a larger technology company.  The Company intends to initiate an immediate search for a new Chief Financial Officer.

(c)           On April 7, 2008, Raymond Cook was appointed the Company’s Interim Chief Financial Officer, principal financial officer and principal accounting officer, each effective April 21, 2008, and will serve in such positions until a permanent Chief Financial Officer is appointed.  Mr. Cook, 47, has served as the Company’s Vice President and Controller since May 2004 and as Executive Director and Controller from July 2003 to May 2004.  Mr. Cook previously served as Executive Director, Accounting and External Reporting of the internet infrastructure business of Conexant Systems, Inc. (semiconductors—broadband communications), the Company’s former parent corporation, from April 1999 to July 2003.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of the Company, dated April 8, 2008, regarding certain financial data for its fiscal 2008 second quarter.

99.2 Press Release of the Company, dated April 8, 2008, regarding the departure of Mr. Biddiscombe and the appointment of Mr. Cook as Interim Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: April 8, 2008	By:	/s/ Raouf Y. Halim
Raouf Y. Halim
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of the Company, dated April 8, 2008, regarding certain financial data for its fiscal 2008 second quarter.

99.2	Press Release of the Company, dated April 8, 2008, regarding the departure of Mr. Biddiscombe and the appointment of Mr. Cook as Interim Chief Financial Officer.